UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2020

Folkup Development Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-216921

(Commission File Number)

32-0499929

(IRS Employer Identification No.)

Mileve Maric Ajnstajn 72,

Novi Beograd, Republic of Serbia 11070

(Address of principal executive offices)(Zip Code)

(315) 359-5955

Registrant’s telephone number, including area code

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On August 26, 2020, Folkup Development Inc., a Nevada corporation (the “Company”), announced that effective July 6, 2020, Milena Topolac Tomovic resigned as a director, and from the offices of President, Secretary and Treasurer of, the Company. Immediately prior to such resignation, Ms. Topolac Tomovic, as the sole member of the board of directors at such time, appointed Benson Wu as a director, and as President, Secretary and Treasurer of the Company. Mr. Wu is currently the Company’s sole officer and director.

Mr. Wu, age 56, has served as the Chairman of Sinopower Holding (Hong Kong) Co. Ltd. (“Sinopower”), a company based in Hong Kong, since 2018, and served as a director of Sinopower from 2009 to 2018. Since 2018, Mr. Wu has also served an investment consultant to Victor Aluminum Group. Mr. Wu attended The Hong Kong Polytechnic University from 1984 to 1987, where he obtained a degree in Business Management. He subsequently obtained an MBA from the University of South Australia, which he attended in 1991 and 1992.

Mr. Wu’s knowledge of Sinopower and his business experience led to our conclusion that Mr. Wu should be serving as a member of our board of directors in light of our business and structure.

We are not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Folkup Development Inc.

Date: August 27, 2020	By:	/s/ Benson Wu
	Name:	Benson Wu
	Title:	President (principal executive officer,
principal accounting officer and principal financial officer)

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